Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 50	Trade Date: 7/14/2003
(To Prospectus dated July 22, 2002)	Issue Date: 7/17/2003
The date of this Pricing Supplement is July 14, 2003

CUSIP or Common Code:	41013MRM4	41013MRN2	41013MRP7	41013MRQ5

Price to Public:	100.000%	100.000%	100.000%	100.000%

Proceeds to Issuer:	$1,456,256.00	$880,110.00	$2,132,718.00	$847,960.00

Discounts and Commissions:	0.800%	1.000%	1.400%	1.400%

Reallowance:	0.150%	0.150%	0.200%	0.200%

Dealer:	99.350%	99.200%	98.800%	98.800%

Maturity Date:	7/15/2007	7/15/2008	7/15/2011	7/15/2011

Stated Annual Interest Rate:	2.300%	2.800%	Step: 2.950% through 7/14/2005, and 4.500% thereafter (unless called)	3.550%

Interest Payment Frequency:	Monthly	Monthly	Monthly	Monthly

First Payment Date:	8/15/2003	8/15/2003	8/15/2003	8/15/2003

Additional Amounts:	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes

Callable by Issuer:	No	No	Yes	No

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	7/15/2005 Callable one time only at 100% on call date above with 30 days notice.	N/A

Original Issue Discount[1]:	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A

[1]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.

Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 50	Trade Date: 7/14/2003
(To Prospectus dated July 22, 2002)	Issue Date: 7/17/2003
The date of this Pricing Supplement is July 14, 2003

CUSIP or Common Code:	41013MRR3	41013MRS1	41013MRT9

Price to Public:	100.000%	100.000%	100.000%

Proceeds to Issuer:	$1,100,245.00	$1,008,045.00	$16,407,047.50

Discounts and Commissions:	1.500%	1.750%	2.750%

Reallowance:	0.200%	0.275%	0.350%

Dealer:	98.800%	98.600%	97.600%

Maturity Date:	7/15/2013	7/15/2015	7/15/2028

Stated Annual Interest Rate:	4.100%	4.550%	5.350%

Interest Payment Frequency:	Monthly	Monthly	Monthly

First Payment Date:	8/15/2003	8/15/2003	8/15/2003

Additional Amounts:	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes

Callable by Issuer:	No	Yes	Yes

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	1/15/2006 Callable one time only at 100% on call date above with 30 days notice.	7/15/2008 Callable one time only at 100% on call date above with 30 days notice.

Original Issue Discount[2]:	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A

[2]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.